SCUDDER INVESTMENT TRUST

                             Redesignation of Series


  The undersigned, being at least a majority of the duly elected and qualified Trustees of Scudder Investment Trust, a Massachusetts business trust (the "Trust"), acting pursuant to Section 5.11 of the Amended and Restated
Declaration of Trust of the Trust dated November 3, 1987, as amended (the "Declaration of Trust"), do hereby amend the Amended and Restated Establishment and Designation of Additional Series of Shares of Beneficial Interest filed with the Secretary of the Commonwealth of Massachusetts on December 9, 1997, as follows:

  1. The Fund presently designated as Scudder Classic Growth Fund is hereby redesignated as Classic Growth Fund, and all other terms and conditions of the Amended and Restated Establishment and Designation of Series dated December 9, 1997 remain in effect.

  The foregoing Redesignation of Series shall be effective upon appropriate disclosure in the Trust's effective registration statement under the Securities Act of 1933, or a supplement thereto.


/s/Henry P. Becton, Jr.
--------------------------------
Henry P. Becton, Jr., as Trustee


/s/Dawn-Marie Driscoll
--------------------------------
Dawn-Marie Driscoll, as Trustee


/s/Peter B. Freeman
--------------------------------
Peter B. Freeman, as Trustee


/s/George M. Lovejoy, Jr.
--------------------------------
George M. Lovejoy, Jr., as Trustee


/s/Wesley W. Marple, Jr.
--------------------------------
Wesley W. Marple, Jr., as Trustee


/s/Daniel Pierce
--------------------------------
Daniel Pierce, as Trustee


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/s/Kathryn L. Quirk
--------------------------------
Kathryn L. Quirk, as Trustee


/s/Jean C. Tempel
--------------------------------
Jean C. Tempel, as Trustee


Dated:  April __, 1998



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